AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) by and between AMERIGROUP CORPORATION, a Delaware corporation (the “Company”) and James G. Carlson (“Executive”) is made as of March 30, 2011.

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of January 16, 2008, as amended pursuant to Amendment No. 1 thereto dated November 6, 2008 and Amendment No. 2 thereto dated August 4, 2009 (as amended, the “Agreement”);

WHEREAS, the Company and Executive wish to amend the Agreement as set forth herein, and the parties may amend the Agreement by a signed writing.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	The second sentence of Section 4(b)(i)(A) of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

The “Special Separation Payment” shall be a lump sum amount equal to the sum of (1) two times (2x) the amount of Executive’s Base Salary rate for the year in which termination of employment occurs, plus (2) two times (2x) the amount of Executive’s annual cash bonus target for the calendar year immediately prior to the calendar year in which termination of employment occurs plus (3) any cash Long Term Incentive Plans (established under the 2007 Cash Incentive Plan or its successor) payable in 2012 or 2013 for which the Compensation Committee of the Company’s Board of Directors has approved funding as of the date of termination, plus (4) the prorated amount (based on completed months of the applicable award cycle) of any other outstanding long-term incentive cash award granted under the 2007 Cash Incentive Plan or its successor, but only to the extent the performance criteria under the applicable terms of the award have been met as of the date of termination.

2.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Virginia.

3.	Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.